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                      AMENDMENT TO PARTICIPATION AGREEMENT

Effective October 1, 2001, American Equity Investment Life Insurance Company, EquiTrust Variable Insurance Series Fund and EquiTrust Investment Management Services, Inc. hereby amend Schedule A to the Participation Agreement dated June 5, 1998, as follows:

                                   SCHEDULE A

NAME OF SEPARATE ACCOUNT AND DATE ESTABLISHED BY BOARD OF DIRECTORS

American Equity Life Annuity Account, 1/12/98

CONTRACTS FUNDED BY SEPARATE ACCOUNTS

Flexible Premium Deferred Variable Annuity Contracts

DESIGNATED PORTFOLIOS

Blue Chip Portfolio
High Grade Bond Portfolio
High Yield Bond Portfolio
Managed Portfolio
Money Market Portfolio
Value Growth Portfolio
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     IN WITNESS WHEREOF, American Equity Investment Life Insurance Company,
EquiTrust Variable Insurance Series Fund and EquiTrust Investment Management Services, Inc. hereby amend this Schedule A in accordance with the Participation Agreement made and entered into as of the 5th day of June, 2001.

Company:

AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY

By its authorized officer

By: /s/ TERRY REIMER

Title: EXECUTIVE VICE PRESIDENT, CHIEF OPERATING OFFICER & TREASURER

Date: SEPTEMBER 14, 2001

Fund:

EQUITRUST VARIABLE INSURANCE SERIES FUND

By its authorized officer

By: /s/ WILLIAM J. ODDY

Title: CHIEF EXECUTIVE OFFICER

Date: SEPTEMBER 14, 2001

Underwriter:

EQUITRUST INVESTMENT MANAGEMENT SERVICES, INC.

By its authorized officer

By: /s/ DENNIS M. MARKER

Title: PRESIDENT

Date: SEPTEMBER 14, 2001